Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$8,336,374
Unrealized Gain (Loss) on Market Value of Commodity Futures	(193,208)
Dividend Income	52
Interest Income	3,039
Total Income (Loss)	$8,146,257

Expenses
General Partner Management Fees	$43,947
Professional Fees	8,461
Brokerage Commissions	8,454
Directors' Fees and insurance	724
NYMEX License Fee	1,099
Total Expenses	62,685
Expense Waiver	(7,752)
Net Expenses	$54,933
Net Income (Loss)	$8,091,324

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/21	$80,158,866
Net Income (Loss)	8,091,324

Net Asset Value End of Month	$88,250,190
Net Asset Value Per Share (3,300,000 Shares)	$26.74

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596